Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,983,660
Unrealized Gain (Loss) on Market Value of Futures	638,360
Dividend Income	584
Interest Income	111
ETF Transaction Fees	2,000
Total Income (Loss)	$4,624,715

Expenses
Investment Advisory Fee	$36,329
Brokerage Commissions	2,275
Non-interested Directors' Fees and Expenses	341
Prepaid Insurance Expense	134
Other Expenses	16,440
Total Expenses	55,519
Expense Waiver	(9,174)
Net Expenses	$46,345
Net Gain (Loss)	$4,578,370

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$70,114,450
Withdrawals (300,000 Units)	(24,467,102)
Net Gain (Loss)	4,578,370

Net Asset Value End of Period	$50,225,718
Net Asset Value Per Unit (600,000 Units)	$83.71

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502